Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports Second Quarter 2020 Financial Results
Second Quarter 2020 Overview
•Consulting Fee Revenue (“CFR”) of $75.8 million
•Net loss of $2.0 million, or $(0.03) per diluted share
•Adjusted net income of $3.6 million or $0.06 per diluted share
•Adjusted EBITDA grew 7.3% over last year's second quarter to $5.3 million
•New contract awards totaled approximately $70 million for the quarter ended June 30, 2020
•Total liquidity at June 30, 2020 rose by $8.9 million from March 31, 2020 and cash from operations was $6.4 million

PHILADELPHIA, PA - August 5, 2020 (GLOBE NEWSWIRE) - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today its financial results for the second quarter ended June 30, 2020 (“Q2 2020”).

“While we are continuing to address the effects of COVID-19 on certain aspects of our operations, Hill’s Q2 2020 performance improved across several metrics compared to the first quarter of 2020 and we remain cautiously optimistic for the balance of the year,” said Hill CEO Raouf Ghali. “We generated operating profit and exited the second quarter in a strong financial position. I am very proud of how our team has responded to these challenges and their continuing commitment to serving our global client base. During Q2 2020, we secured approximately $70 million of new awards in Europe, the Middle East, and the United States. We continue to focus on global infrastructure projects, which we believe are resilient, sustainable and potential catalysts for economic growth as we emerge from this crisis.”

“We reported our sixth consecutive quarter of positive Adjusted EBITDA, generated $6.4 million of cash from operations and, when compared to March 31, 2020, increased our total liquidity by $8.9 million to $27.8 million” said Todd Weintraub, Hill’s Chief Financial Officer.

Q2 2020 Financial Results Overview

Hill's consulting fee revenue ("CFR") was $75.8 million, compared to $77.0 million in the second quarter of 2019 ("Q2 2019"). CFR in Q2 of 2020 was negatively impacted by approximately $10.0 million from deferred and canceled projects due in large part to the uncertainties created by COVID-19.

Selling, general, and administrative ("SG&A") expenses were $26.9 million, or 35.5% of CFR, compared to $27.4 million, or 35.6% of CFR, in Q2 2019. The Company is on track to achieve the $10 million in corporate cost reductions in 2020 announced last quarter.

Operating profit for Q2 2020 was $3.3 million, compared to operating profit of $4.6 million in Q2 2019. Adjusted operating profit, a non-GAAP measure (see definition and reconciliation below) was $4.8 million in Q2 2020 compared to $4.2 million in Q2 2019.

During Q2 2020, Hill determined to shut down its operations in Brazil, which had become increasingly challenging due to that country’s ongoing economic crisis and, more recently, the impact of COVID-19. These market forces combined to produce a negative impact on Hill’s total operations. In connection with the closure, Hill recorded a non-recurring, non-cash loss of $4.1 million (“Brazil Office Closure”).

Net loss attributable to Hill in Q2 2020 was $2.0 million, or $0.03 per diluted share, compared to net income attributable to Hill of $1.6 million, or $0.03 per diluted share, in Q2 2019, due primarily to the Brazil charge. Adjusted net income, a non-GAAP measure (see definition and reconciliation in the table below), improved to $3.6 million from $1.2 million in Q2 2019.

Adjusted EBITDA, a non-GAAP measure (see definition and reconciliation below) rose 7.3% to $5.3 million in Q2 2020 from $4.9 million in Q2 2019.

Financial Condition and Backlog

Net cash provided by operating activities in Q2 2020 improved to $6.4 million from net cash used in operating activities of $7.0 million in Q2 2019. Free cash flow (as defined below) for Q2 2020 was $6.2 million, which represents net cash provided by operating activities, less $0.1 million in purchases of property and equipment during the quarter. Free cash flow during Q2 2019 was $(7.7) million, which represents net cash used in operating activities, less $0.7 million in property and equipment purchased during the quarter.

Unrestricted cash at June 30, 2020 was $23.2 million, a $7.1 million improvement from March 31, 2020 and a $7.3 million increase from December 31, 2019. The Company had approximately $4.6 million in available and undrawn credit facilities at June 30, 2020, up $1.8 million from $2.8 million at March 31, 2020. These improvements increased the Company's total liquidity by $8.9 million from March 31, 2020.

Cash flow generation and the increases in cash and liquidity during the quarter were achieved primarily from the Company's operating activities. The Company is currently evaluating the recently opened Main Street Lending Programs to determine its eligibility.

Backlog (which is a non-GAAP measure; see definition below) decreased to $647.9 million at June 30, 2020, as compared to$706.5 million at March 31, 2020 and $764.7 million December 31, 2019, which included re-evaluation and write down of the realizable value of a number of contracts booked before January 1, 2019, some of which were as a result of the impacts of COVID-19. Backlog also declined in Q2 2020 as the result of other COVID-related cancellations and scope reductions.

2020 Financial Guidance
CFR for 2020 is expected to range between $300 - $310 million, consisting of both new awards and extensions of existing contracts.

Annual gross margin is targeted at 38% - 39% for 2020, consistent with previous guidance.

SG&A for 2020 is expected to approximate $110 million, down from our previous estimate of $120 million and reflecting the previously announced removal of an additional $10 million in annual corporate costs initiated in Q1 2020.

Adjusted EBITDA for 2020 is expected to range between $16 million - $20 million.

Non-GAAP Measures

The following measures below are not measures of financial performance under U.S. generally accepted accounting principles ("GAAP") and should be considered in addition to and not as a substitute for, or superior to, the related measure of performance prepared in accordance with GAAP.

Backlog

Backlog represents the Company's estimate of the amount of uncompleted projects under contract and awards in-hand that are expected to be recognized as CFR in future periods as a component of total revenue. Hill's backlog is based upon the binding nature of the underlying contract, commitment or letter of intent, and other factors, including the economic, financial and regulatory viability of the project and the likelihood of the contract being extended, renewed or canceled. Although backlog reflects business that the Company considers to be firm, cancellations or scope adjustments may occur. It is an important indicator of future performance and is used by the Company in planning Hill's operational needs. Backlog is not a measure defined in GAAP and the Company's methodology for determining backlog may not be comparable to the methodology used by other companies in determining their backlog.

Adjusted Operating Profit (Loss)

Adjusted operating profit (loss) is operating profit (loss), adjusted to exclude non-recurring items and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted operating profit (loss) is useful to investors and other external users of Hill's financial statements as a measure of a company's core ongoing operations, without regard to generally non-recurring items and non-cash activity.

Adjusted Net Income (Loss) Attributable to Hill

Adjusted net income (loss) attributable to Hill is net income (loss) attributable to Hill, adjusted to exclude non-recurring and non-cash items including unrealized foreign currency exchange losses (gains), share-based compensation and the write-off of leasehold improvements previously included in property and equipment on the Company's consolidated balance sheets. The Company believes that adjusted net income (loss) attributable to Hill is useful to investors and other external users of Hill's financial statements as a measure of a company's operating performance, without regard to generally non-recurring items and non-cash activity.

EBITDA

Earnings before interest, taxes, depreciation and amortization ("EBITDA"), in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance. Investors should recognize that EBITDA might not be comparable to similarly titled measures of other companies. The Company believes that EBITDA is useful to investors and other external users of Hill's financial statements in evaluating its operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Adjusted EBITDA is EBITDA, adjusted to exclude the impact of certain items, including non-recurring, one-time costs (as presented in the table below) and non-cash items such as unrealized foreign currency exchange losses (benefit) and share-based compensation expense. The Company believes that adjusted EBITDA helps its investors and other external users of Hill’s financial statements understanding of a company’s operating performance, without regard to non-recurring and other non-cash activity.

The Company does not provide a reconciliation of its 2020 financial guidance for such non-GAAP measure to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for non-recurring, one-time costs and other charges reflected in its reconciliation of historic numbers.

Free Cash Flow

Free cash flow, a non-GAAP measure, includes net cash provided by (used in) continuing operations, less purchases of property and equipment. Free cash flow is a useful indicator that provides additional perspective on Hill's ability to generate cash that is available to the Company for taxes and other corporate purposes. Investors should recognize that free cash flow might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call

Management will host a conference call on Thursday, August 6, 2020 at 12:00 pm ET to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-9753 (Domestic) or
• (201) 493-6739 (International)

The call will also be accessible on the “Investor Relations” section of Hill’s website at www.hillintl.com. Click on “Financial Information” and then “Conferences and Calls”.

About Hill International

Hill International, with approximately 2,700 professionals in more than 65 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations and any statements regarding our expectations for the timing of our work on projects are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties, including but not limited to the effects of any continued spread of the COVID-19 virus or effects of decreased oil and gas prices. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.	The Equity Group Inc.

Elizabeth J. Zipf, LEED AP BD+C	Devin Sullivan
Senior Vice President Hill International, Inc	Senior Vice President
One Commerce Square	(212) 836-9608
2005 Market Street, 17th Floor	dsullivan@equityny.com
Philadelphia, PA 19103
(215) 309-7707	Lena Cati
elizabethzipf@hillintl.com	Vice President
(212) 836-9611
lcati@equityny.com
### #### ###

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2020	December 31, 2019
Assets	(Unaudited)
Cash and cash equivalents	$23,198	$15,915
Cash - restricted	4,423	4,666
Accounts receivable, net	105,435	103,892
Current portion of retainage receivable	17,075	16,459
Accounts receivable - affiliates	23,237	18,776
Prepaid expenses and other current assets	12,658	9,340
Income tax receivable	1,542	2,256
Total current assets	187,568	171,304
Property and equipment, net	9,771	11,895
Cash - restricted, net of current portion	4,040	4,401
Operating lease right-of-use assets	15,279	17,451
Financing lease right-of-use assets	96	—
Retainage receivable	5,430	5,695
Acquired intangibles, net	178	232
Goodwill	44,431	48,024
Investments	2,667	1,711
Deferred income tax assets	2,929	3,800
Other assets	2,493	5,038
Total assets	$274,882	$269,551
Liabilities and Stockholders’ Equity
Current maturities of notes payable and long-term debt	$1,828	$1,792
Accounts payable and accrued expenses	66,914	65,172
Income taxes payable	1,888	3,152
Current portion of deferred revenue	7,628	10,773
Current portion of operating lease liabilities	5,465	5,736
Current portion of financing lease liabilities	27	—
Other current liabilities	8,357	4,876
Total current liabilities	92,107	91,501
Notes payable and long-term debt, net of current maturities	53,570	41,150
Retainage payable	2,017	1,551
Deferred income taxes	418	419
Deferred revenue	1,321	3,041
Non-current operating lease liabilities	14,910	17,030
Non-current financing lease liabilities	69	—
Other liabilities	3,277	4,631
Total liabilities	167,689	159,323
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 62,609 shares and 62,708 shares issued at June 30, 2020 and December 31, 2019, respectively	6	6
Additional paid-in capital	214,161	212,759
Accumulated deficit	(79,895)	(71,360)
Accumulated other comprehensive income (loss)	1,279	(3,817)
Less treasury stock of 6,807 and 6,546 at June 30, 2020 and December 31, 2019, respectively	(29,056)	(28,231)
Hill International, Inc. share of equity	106,495	109,357
Noncontrolling interests	698	871
Total equity	107,193	110,228
Total liabilities and stockholders’ equity	$274,882	$269,551

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consulting fee revenue	$75,760	$77,035	$152,910	$156,035
Reimbursable expenses	18,689	21,222	34,847	40,905
Total revenue	$94,449	$98,257	$187,757	$196,940
Direct expenses	65,032	66955	130,080	134,202
Gross profit	29,417	31,302	57,677	62,738
Selling, general and administrative expenses	26,857	27,407	54,955	58,744
Foreign currency exchange loss (benefit)	265	8	4,316	(18)
Plus: Share of profit of equity method affiliates	1,014	717	1,038	1,131
Operating profit (loss)	$3,309	$4,604	$(556)	$5,143
Interest and related financing fees, net	1,296	1,411	2,595	2,923
Other loss, net	(3,847)	—	(3,502)	—
(Loss) earnings before income taxes	$(1,834)	$3,193	$(6,653)	$2,220
Income tax expense	102	1,493	1,705	2,588
Net (loss) earnings	$(1,936)	$1,700	$(8,358)	$(368)
Less: net earnings - noncontrolling interests	18	83	177	150
Net (loss) earnings attributable to Hill International, Inc.	$(1,954)	$1,617	$(8,535)	$(518)

Basic (loss) earnings per common share - Hill International, Inc.	$(0.03)	$0.03	$(0.15)	$(0.01)
Basic weighted average common shares outstanding	56,409	56,032	56,476	55,989

Diluted (loss) earnings per common share - Hill International,Inc.	$(0.03)	$0.03	$(0.15)	$(0.01)
Diluted weighted average common shares outstanding	56,409	56,032	56,476	55,989

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,(1)		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	(1,936)	1,700	(8,358)	(368)
Adjustments to reconcile net loss to net cash provided by (used in):
Depreciation and amortization	251	794	2,675	1,585
(Recovery) provision for bad debts	(531)	(1,491)	(1,010)	(557)
Amortization of deferred loan fees	173	182	348	361
Deferred tax expense (benefit)	184	(13)	674	(362)
Share-based compensation	802	801	1,201	1,042
Operating lease right-of-use assets	(843)	1,156	1,956	2,564
Loss on liquidation of subsidiary	4,064	—	4,064	—
Foreign currency remeasurement losses (gains)	(986)	(445)	3,390	(956)
Changes in operating assets and liabilities:
Accounts receivable	2,579	4,953	(1,624)	10,343
Accounts receivable - affiliate	1,681	(4,970)	(4,462)	(5,188)
Prepaid expenses and other current assets	(977)	(1,147)	(3,585)	(596)
Income taxes receivable	350	(402)	305	(601)
Retainage receivable	1,010	(235)	255	(1,482)
Other assets	(2,577)	391	(1,346)	1,081
Accounts payable and accrued expenses	2,837	(9,336)	4,801	(2,485)
Income taxes payable	(1,681)	302	(1,250)	1,322
Deferred revenue	(1,522)	(548)	(4,516)	(3,971)
Operating lease liabilities	(843)	(1,375)	(2,166)	(2,817)
Other current liabilities	2,966	2,177	3,662	2,208
Retainage payable	436	(26)	465	25
Other liabilities	(283)	510	(33)	288
Net cash (used in) provided by operating activities	6,378	(7,022)	(4,554)	1,436
Cash flows from investing activities:
Purchase of property and equipment	(139)	(702)	(972)	(1,575)
Net cash used in investing activities	(139)	(702)	(972)	(1,575)
Cash flows from financing activities:
Proceeds from term loans	1,265	—	1,265	—
Repayment of term loans	(217)	(265)	(434)	(531)
Proceeds from revolving loans	9,404	(4,543)	28,196	5,311
Repayment of revolving loans	(8,332)	7,669	(16,168)	(993)
Proceeds from stock issued under employee stock purchase plan	151	113	201	147
Net cash provided by financing activities	2,271	2,974	13,060	3,934
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(333)	99	(846)	(934)
Deconsolidated cash	9	—	9	—
Net (decrease) increase in cash, cash equivalents and restricted cash	8,168	(4,651)	6,679	2,861
Cash, cash equivalents and restricted cash — beginning of period			24,982	23,107
Cash, cash equivalents and restricted cash — end of period			$31,661	$25,968

	Six Months Ended June 30,
Supplemental disclosures of cash flow information:	2020	2019
Interest and related financing fees paid	$2,141	$2,774
Income taxes paid	1,425	1,980
Transfer of proceeds from shares pledged as collateral to treasury stock	825	—
Cash paid for amounts included in the measurement of lease liabilities	3,831	4,068
Right-of-use assets obtained in exchange for operating lease liabilities (2)	347	18,689
Right-of-use assets obtained in exchange for finance lease liabilities	96	—
(1) Amounts for the three months ended June 30, 2020 and 2019 calculated based on the change between the six months ended June 30, 2020 and 2019 and the three months ended March 31, 2020 and 2019.
(2) Amount for the six months ended June 30, 2019 relates to the Company's January 1, 2019 adoption of Accounting Standards Update ("ASU") 2016-2, Leases (Topic 842).
See Note 14 - Leases to the Company's Consolidated Financial Statements for the period ended June 30, 2020.

HILL INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(In thousands)

The following table includes a reconciliation of these non-GAAP measures to its most directly comparable GAAP measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Operating profit (loss)	$3,309	$4,604	$(556)	$5,143
Adjustments to operating profit (loss)
Share-based compensation	802	801	1,201	1,042
Unrealized foreign currency exchange loss (benefit)	56	(147)	4,159	(499)
Write-off of leasehold improvement (1)	—	—	1,582	—
Non-recurring activity(2)	636	(1,072)	636	146
Adjusted operating profit	$4,803	$4,186	$7,022	$5,832

Net (loss) earnings	(1,936)	1,700	(8,358)	(368)
Less: net earnings - noncontrolling interests	18	83	177	150
Net (loss) earnings attributable to Hill International, Inc.	$(1,954)	$1,617	$(8,535)	$(518)
Adjustments to net (loss) earnings attributable to Hill International, Inc.
Interest and related financing fees, net	1,296	1,411	2,595	2,923
Income tax expense	102	1,493	1,705	2,588
Depreciation and amortization expense (1)	251	794	2,675	1,585
EBITDA	(305)	5,315	(1,560)	6,578
Adjustments to EBITDA:
Share-based compensation	802	801	1,201	1,042
Unrealized foreign currency exchange loss (benefit)	56	(147)	4,159	(499)
Brazil Office Closure	4,064	—	4,064	—
Non-recurring activity(2)	636	(1,072)	636	146
Adjusted EBITDA	$5,253	$4,897	$8,500	$7,267

Net (loss) earnings attributable to Hill International, Inc.	$(1,954)	$1,617	$(8,535)	$(518)
Adjustments to net (loss) earnings attributable to Hill International, Inc.
Share-based compensation	802	801	1,201	1,042
Unrealized foreign currency exchange loss (benefit)	56	(147)	4,159	(499)
Write-off of leasehold improvement (1)	—	—	1,582	—
Brazil Office Closure	4,064	—	4,064	—
Non-recurring activity(2)	636	(1,072)	636	146
Adjusted net income	$3,604	$1,199	$3,107	$171
(1) The write-off of leasehold improvements that was incurred during the quarter ended March 31, 2020 as a result of the sublease of the Company's corporate headquarters as part of its cost reduction initiatives was included in depreciation and amortization expense and is reflected in SG&A in the Company's consolidated statements of operations.

(2) Non-recurring activity includes costs incurred/(recovered) from the Company's Profit Improvement Plan during Q2 2019 and the settlement of Hill's employer tax liability under its former subsidiary recognized during Q2 2020, which are both reflected in SG&A within the Company's consolidated statements of operations.

(HIL-G)